




Reliant Resources™

First Quarter 2002 Earnings Teleconference

April 29, 2002

Forward–Looking Statements



This presentation includes forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and the underlying assumptions reflected in the statements. Actual results or outcomes could differ materially as a result of legislative and regulatory developments, the impact of competition, weather, risks associated with international operations, changes in our business plans and other factors discussed from time to time in our SEC reports.

Reliant Resources.









Reliant Resources™

R. Steve Letbetter
Chairman, President & CEO

April 29, 2002

Overview



- First quarter 2002 earnings of $97 million or $0.33 per share
- Spin-off update
- Investment highlights
  - Diversified portfolio of generation assets
  - Unique Texas Genco option
  - Significant retail position
  - Robust balance sheet/liquidity position

Reliant Resources.









Reliant Resources™

Stephen W. Naeve
Executive Vice President and CFO

April 29, 2002

First Quarter EPS Comparison





($/share)
0.60
0.34
0.33
0.33
1Q01
1Q02
Reported
Adjusted

Adjustments in 1Q01

- Benefit plan restructuring charge of $100 million in 2001
- Cumulative effect of accounting change, net of tax

Significant Events in 1Q02

- Closed Orion acquisition
- Retail market opened in Texas
- Solid performance given weaker prices and mild weather conditions in January/February 2002

Reliant Resources.

Wholesale Energy EBIT Comparison



($ millions)


229
114
1Q01
1Q02

1Q02 vs. 1Q01

– Decreased trading margins of $66 million

– Decreased power generation margins of $59 million

– Increased O&M expenses, primarily related to Orion, of $31 million

– Increased depreciation expense of $30 million

+ Reduced California receivables reserves of $71 million

+ Decreased emissions expense of $21 million

+ 62% increase in power volumes; 33% increase in gas volumes

Reliant Resources.

Wholesale Energy



($ millions)

1Q02 Wholesale Energy Margins


86%
14%
Accrual
Mark-to-Market

Trading MTM Assets & Liabilities by Month



Daily Wholesale VAR -- First Quarter 2002



Distribution of Daily Earnings (Margin) of the MTM Trading Book – 12 Months Ending 3/31/02


100
90
80
70
60
50
40
30
20
10
0

Reliant Resources.

Wholesale Energy Outlook



- Weather
- Gas and power volatility
- Hedge levels and dynamic hedging
  - Current hedge position (including Orion and "hedged" NYC load pocket)
    - 2002: ~55%
    - 2003: ~45%
- Regulatory framework
- Operational/cost improvements

Reliant Resources.

Retail Energy EBIT Comparison



($ millions)


48
(3)
1Q01
1Q02

1Q02 vs. 1Q01

- \+ Electric sales gross margin of $127 million
- – Increased staffing and related expenses of $26 million
- – Bad debt expense of $10 million
- – Increased corporate overhead allocation of $9 million
- – Increased advertising and market research expenses of $5 million
- – Increased depreciation costs of $3 million

Reliant Resources.

Retail Energy Competitive Landscape



- **Residential**
  - Energy sales (GWh) 3,155
  - Average number of customers* (in thousands) 1,463
  - Key competitors include: TXU, Centrica, Green Mountain, New Power
- **Small commercial**
  - Energy sales (GWh) 3,287
  - Average number of customers* (in thousands) 213
  - Key competitors include: TXU, First Choice, GEXA
- **Large commercial, industrial and institutional**
  - Energy sales (GWh) 4,395
  - Peak MW under contract 4,950
  - Default service load (MW) 850
  - Key competitors include: TXU, Strategic Energy, Dynegy, AEP/CP&L

* Metered locations

Reliant Resources.

Retail Energy Outlook



- Information systems issues among market participants
- Settlement/forecasting risk
- Hedges in place
- Potential price-to-beat (PTB) increase
- Out-of-territory marketing to begin in second quarter

Reliant Resources.

European Energy EBIT Comparison



($ millions)


21
18
1Q01
1Q02

1Q02 vs. 1Q01

– One month lag means 1Q01 included a month of protocol pricing
– Decreased power generation energy margins of $6 million
– Decreased ancillary services and district heat revenues of $7 million
– Reduction of $7 million due to plant outages in 2002
– Increased O&M/G&A costs of $6 million related to environmental tax subsidies/expenditures
+ Net gain of $19 million related to change in valuation on stranded cost contracts
+ Decreased goodwill amortization expense of $6 million
+ Improved trading margins of $2 million

Reliant Resources.

Other Operations EBIT Comparison





($ millions)
(110)
(8)
1Q01
1Q02

1Q02 vs. 1Q01

- 2001 non-recurring benefit plan restructuring charge of $100 million
- Reduced operating losses of $5 million associated with the Communications business

Reliant Resources.

Outlook



- 2002 EPS of $1.80 – $2.00 per diluted share
- 12-15% compound annual growth rate off of 2002
- Strong balance sheet/liquidity position
  - Leverage in the low 50's (including off-balance sheet equivalents and effect of Orion)
  - Solid investment grade ratings
    - Baa3 Moody's (stable)
    - BBB S&P (stable)
    - BBB Fitch (negative outlook pending refinancing)
  - Planned capital expenditures funded with cash flow and existing commitments
  - $1.6 billion revolver with $1.5 billion capacity today
- Well-positioned for the future

Reliant Resources.



Reliant Resources™





April 29, 2002